UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2008
IDM PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19591	33-0245076
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9 Parker, Suite 100
Irvine, California	92618
(Address of principal executive offices)	( (Zip Code)
Registrant’s telephone number, including area code (949) 470-4751
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics
SIGNATURES

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Compensation Adjustment for Chief Financial Officer
On October 8, 2008, the Company’s Board of Directors (the “Board”) authorized Robert J. De Vaere, Senior Vice President, Finance and Administration and Chief Financial Officer of IDM Pharma, Inc. (the “Company”), to begin serving on a part-time basis effective as of October 16, 2008 (as further described in Item 5.05 of this Current Report below), and the Company entered into an amendment to the Employment Agreement dated May 2, 2007 by and between the Company and Mr. De Vaere (the “Employment Agreement”) to reduce Mr. De Vaere’s compensation and make other necessary changes to reflect his part-time status (the “Employment Agreement Amendment”). The Company also entered into amendments to other compensation arrangements with Mr. De Vaere to reflect his part-time status. The changes reflected in the Employment Agreement Amendment and the amendments to other compensation arrangements are described in more detail below and summarized in the table that follows such descriptions.
Employment Agreement
Under the Employment Agreement as amended by the Employment Agreement Amendment, Mr. De Vaere will serve as the Company’s Senior Vice President, Finance and Administration and Chief Financial Officer for a base salary of $124,400 (prorated for the remainder of the year) as noted in the row labeled “Salary” in the table below. In addition, Mr. De Vaere shall now be eligible to receive an annual performance-based bonus in a target amount for the fiscal year 2008 of up to $49,760, which represents 40% of his current annual base salary instead of an annual performance-based bonus target amount of up to $124,400 which represented 40% of Mr. De Vaere’s annual base salary prior to the Employment Agreement Amendment as further noted in the row labeled “Discretionary Bonus” in the table below.
Prior to the Employment Agreement Amendment, Mr. De Vaere was entitled to severance payments, consisting of his base salary in effect at the time of termination, paid for a period of 12 months in the event he was terminated without cause (as “cause” is defined in the Employment Agreement) or if Mr. De Vaere terminated his employment with good reason (as “good reason” is defined in the Employment Agreement). Pursuant to the Employment Agreement Amendment, Mr. De Vaere will no longer be entitled to severance payments at the time of termination.
As indicated in the row labeled “Option” in the table below, no amendment was made to the option to purchase 100,000 shares of the Company’s common stock granted to Mr. De Vaere, effective as of May 2, 2007 per the Employment Agreement and such option shall continue to vest ratably on a daily basis over a four-year period from the grant date, subject to Mr. De Vaere’s continuous employment with the Company through the applicable vesting date. In addition, no amendment was made to Mr. De Vaere’s restricted stock unit award, referred to as an RSU, of 40,000 shares of the Company’s Common Stock granted under the Employment Agreement, under which 20,000 shares have vested and the remaining 20,000 shares shall vest on May 2, 2009, subject to Mr. De Vaere’s continued employment with the Company, as noted in the row labeled “Employment Agreement RSU” in the table below.
June 2008 Executive Retention Plan
The Company also made an amendment (the “Executive Retention Plan Amendment”) to the payments which Mr. De Vaere is eligible to receive pursuant to the 2008 Retention Compensation and Bonus Plan for Certain Executive Employees (the “Executive Retention Plan”) adopted by the Board on June 25, 2008. Prior to the Executive Retention Plan Amendment, Mr. DeVaere was eligible to receive a lump sum cash bonus payment equal to four months of base salary, less standard deductions and withholding upon the earlier of (i) the filing of an amended New Drug Application (the “NDA”) with the U.S. Food and Drug Administration for mifamurtide (“L-MTP-PE”) prior to December 31, 2008 or (ii) a change of control of the Company (as defined in the Executive Retention Plan) prior to December 31, 2008 provided Mr. De Vaere was an employee of the Company immediately prior to the closing of such change of control or filing of the NDA, as noted in the row labeled “Change of Control/NDA Filing” in the table below (the “NDA Bonus”). Prior to the Executive Retention Plan Amendment and in addition to the NDA Bonus, Mr. De Vaere was also eligible to receive a lump sum cash bonus payment equal to four months of base salary, less standard deductions and withholding upon the earlier of (i) the Company’s receipt of a positive opinion with respect to the Marketing Authorization Application for L-MTP-PE from the Committee for Medicinal Products for Human Use (the “CHMP”) of the European Medicines Agency prior to December 31, 2008 (with the Compensation Committee of the Board confirming whether or not such opinion is positive) or (ii) a change of control of the Company prior to December 31, 2008 provided Mr. De Vaere was an employee of the Company immediately prior to the closing of such change of control or receipt of the positive opinion from the CHMP, as noted in the row labeled “Change of Control/CHMP Positive Opinion in the table below” (the “CHMP Bonus”). In connection with the Executive Retention Plan Amendment, effective immediately, Mr. De Vaere is only eligible to receive the CHMP Bonus and is no longer eligible to receive the NDA Bonus.
Prior to the Executive Retention Plan Amendment, Mr. De Vaere was eligible to receive a lump sum cash payment equal to his base salary, less standard deductions and withholding for the period from the date of termination through December 31, 2008 if terminated without cause during the period beginning September 1, 2008 and ending December 31, 2008 as noted in the row labeled “Stay on Term” in the table below (the “Stay on Term Bonus”). Pursuant to the Executive Retention Plan Amendment, Mr. De Vaere is no longer eligible to receive the Stay on Term Bonus.
January 2008 Retention Plan
The Company did not reduce the amounts to which Mr. De Vaere is entitled to receive under the 2008 Retention Compensation Plan adopted by the Board on January 10, 2008, as amended on April 3, 2008 (the “Retention Plan”). Under the Retention Plan, Mr. De Vaere continues to be eligible to receive a lump sum cash payment of $150,000 upon a change of control of the Company or a financing of at least $7 million in gross proceeds to the Company prior to the expiration of the Retention Plan on December 31, 2008, as noted in the row labeled “Transaction Bonus” in the table below. Further, Mr. De Vaere shall continue to be eligible to receive the full RSU of 60,000 shares of the Company’s common stock granted to Mr. De Vaere on January 10, 2008 pursuant to the Retention Plan (the “January RSU”) and the January RSU shall continue to vest one year from the date of grant with vesting accelerated in connection with a change of control or termination without cause (as defined in the Retention Plan) as noted in the row labeled “January RSU” in the table below. Mr. De Vaere will also continue to be eligible to receive the RSU of 54,000 shares of the Company’s common stock granted on April 3, 2008 under the Retention Plan (the “April RSU”) and the April RSU shall continue to vest if the CHMP issues a positive opinion with respect to L-MTP-PE by December 31, 2008, provided that the vesting of such award will be accelerated in connection with a change of control of the Company or Mr. De Vaere’s termination without cause prior to the date the CHMP issues a positive opinion with respect to L-MTP-PE or December 31, 2008, in each case subject to the Mr. De Vaere’s continued service with the Company through the applicable vesting date. If the shares of common stock subject to the April RSU have not vested by December 31, 2008, as provided above, the April RSU will terminate. Both RSUs granted to Mr. De Vaere pursuant to the Retention Plan will continue to be issued upon the earlier of (a) the 60-month anniversary of the date of grant, (b) Mr. De Vaere’s termination without cause, or (c) Mr. De Vaere’s death or disability. All of the above payments and awards pursuant to the Retention Plan shall be in addition to any payment or award described above to which Mr. De Vaere is entitled to receive under the Employment Agreement and the Executive Retention Plan, each as amended.

Robert J. De Vaere
Compensation for Part-
Time Employment, effective
October 6, 2008	Prior Arrangement	New Arrangement
Salary	$311,000 on annual basis	$124,400 on annual basis
Discretionary Bonus	Up to $124,400	Up to $49,760
Option	100,000 shares of common stock	100,000 shares of common stock
Employment Agreement RSU	40,000 shares of common stock	40,000 shares of common stock
Severance	Base salary at termination for a period of 12 months	No longer eligible
Change of Control/NDA Filing	$103,667	No longer eligible
Change of Control/CHMP Positive Opinion	$103,667	$103,667
Stay on Term	Lump sum cash payment equal to base salary, from the date of termination through December 31, 2008	No longer eligible
Transaction Bonus	$150,000	$150,000
January RSU	60,000 shares of common stock	60,000 shares of common stock
April RSU	54,000 shares of common stock	54,000 shares of common stock
Departure of Director
Effective as of October 2, 2008, Edward E. Penhoet, Ph.D, has resigned as a member of the Board and as a member of the Compensation Committee of the Board (the “Compensation Committee”). After Dr. Penhoet’s resignation from the Board, the Board continues to be comprised of a majority of independent directors, as defined in Rule 4200(a)(15) of the NASDAQ Stock Market (“Nasdaq”) listing standards. Effective October 8, 2008, the Board appointed Gregory J. Tibbitts as a member of the Compensation Committee to replace Dr. Penhoet. Mr. Tibbitts is an independent director under Rule 4200(a)(15) of the Nasdaq listing standards.
Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On October 8, 2008, the Board approved a waiver of certain provisions of the Company’s Code of Conduct and Business Ethics, including the provisions relating to conflicts of interest and corporate opportunities, to allow Robert J. De Vaere, Senior Vice President, Finance and Administration and Chief Financial Officer to serve as Chief Financial Officer of Horizon Therapeutics, Inc., a private biopharmaceutical company focused on the development of prescription drugs for mild to moderate pain relief, while continuing to serve on a part-time basis as the Company’s Senior Vice President, Finance and Administration and Chief Financial Officer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDM PHARMA, INC.
Date: October 8, 2008	By:	/s/ Robert J. De Vaere
Robert J. De Vaere
Senior Vice President, Finance and Administration and Chief Financial Officer